UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2014, we, through GAHC3 Wichita KS MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with Wichita MOB Fund I LLC, or seller, and First American Title Insurance Company, as escrow agent, for the purchase of Wichita KS MOB located in Wichita, Kansas for a purchase price of $8,800,000, plus closing costs.

The material terms of the Purchase Agreement include: (i) a due diligence period that is 30 days from the effective date of the Purchase Agreement; (ii) a deposit of $200,000 due within three business days after the effective date of the Purchase Agreement, which shall be applied to the purchase price if closing occurs and is non-refundable upon our delivery of an approval notice except in limited circumstances, such as seller’s default or failure to meet a condition precedent, as such terms are defined in the Purchase Agreement; (iii) a closing date within 15 days following the expiration of the due diligence period; (iv) the entry into a master lease whereby seller shall lease approximately 3,000 square feet of space for a period of 60 months in a form to be agreed to by the parties within 30 calendar days after the effective date of the Purchase Agreement and to be executed and delivered on the closing date, provided however, in the event the parties are unable to agree on the form of master lease within 30 calendar days after the effective date of the Purchase Agreement despite their good faith efforts, then one or both parties may terminate the Purchase Agreement; (v) a right to terminate the Purchase Agreement in our sole discretion at any time prior to or on the expiration of the due diligence period by providing seller a notice of disapproval and to recover the full amount of the deposit; (vi) if seller is in default prior to closing and such failure is not cured within five days of receiving notice, we may proceed to closing with no reduction in the purchase price, seek specific performance which shall automatically extend the closing date, or terminate the Purchase Agreement and recover the full deposit and receive reimbursement of out-of-pocket costs in an amount not to exceed $100,000; and (vii) if seller is in default following the closing date, our exclusive remedy will be to obtain escrow funds and an additional amount of up to $100,000, with escrow holding $200,000 for six months following closing. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

The material terms of the Purchase Agreement are qualified in their entirety by the purchase agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 30, 2014, American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our entry into the Purchase Agreement. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Real Estate Purchase Agreement and Escrow Instructions by and between Wichita MOB Fund I LLC, GAH3 Wichita KS MOB, LLC and First American Title Insurance Company, dated July 24, 2014
99.1	American Healthcare Investors LLC Press Release, dated July 30, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

July 30, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Real Estate Purchase Agreement and Escrow Instructions by and between Wichita MOB Fund I LLC, GAH3 Wichita KS MOB, LLC and First American Title Insurance Company, dated July 24, 2014
99.1	American Healthcare Investors LLC Press Release, dated July 30, 2014